UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2006

Hanover Direct, Inc. Savings and Retirement Plan

(Exact Name of Registrant as Specified in Charter)

Not Applicable	1-12082	Not Applicable
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Harbor Boulevard, Weehawken, NJ	07086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 272-3389

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

Changes in Hanover Direct, Inc. Savings and Retirement Plan’s (the “Plan”) Certifying Accountant

On June 23, 2006, BDO Seidman, LLP (“BDO”) was terminated as the principal accountants for the Plan. The audit report of BDO on the Plan’s financial statements as of and for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to request BDO’s departure was approved by the Plan Committee.

During the year ended December 31, 2004 and through June 23, 2006, there were no disagreements between the Plan and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to such disagreements in its report on the Plan. During the year ended December 31, 2004 and through June 23, 2006, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) with respect to the Plan.

A letter from BDO is attached as Exhibit 16 to this Form 8-K.

The Plan has engaged Goldstein Golub Kessler LLP (“GGK”) as its independent auditor, effective June 23, 2006. During the years ended December 31, 2005 and December 31, 2004 and through June 23, 2006, the Plan did not consult GGK with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plan’s financial statements, or any of the matters or reportable events specified in Item 304(a)(2) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d ) Exhibits.

16	Letter of BDO Seidman, LLP regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER DIRECT, INC.
(Registrant)

June 27, 2006	By:	/s/ John W. Swatek
John W. Swatek
Senior Vice President, Chief Financial Officer and Treasurer of Hanover Direct, Inc. and member of the Plan Committee

EXHIBIT INDEX

16	Letter of BDO Seidman, LLP regarding change in certifying accountant